EXHIBIT 10.139

                     OPTION AGREEMENT WITH JOSEPH MONTEROSSO
                               DATED JUNE 13, 1996

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT is entered into this 13th day of June, 1996, by and between NONA MORELLI'S II, INC., a Colorado corporation ("NONA"), and JOE MONTEROSSO, ("MONTEROSSO") on the basis of the following recitals.

         WHEREAS, MONTEROSSO wants to acquire an option to purchase 250,000 Series B Preferred Shares of NuOasis Gaming, Inc., a Delaware corporation (the "Shares") from NONA; and

         WHEREAS, NONA is willing to grant MONTEROSSO an option to purchase the Shares subject to certain conditions precedent.

         NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NONA and MONTEROSSO agree as follows:

         It shall be a condition precedent to the exercise of the option created by this Agreement that:

         [1]. NuOasis Gaming, Inc., a Delaware corporation shall hold an annual or special meeting of shareholders in compliance with state and federal law, including the rules and regulations of the Securities and Exchange Commission.

         [2]. The shareholders of NuOasis Gaming, Inc., a Delaware corporation, at its annual meeting of shareholders tenatively scheduled for May 1996 pursuant to its Proxy Statement dated April __, 1996, approve the proposal to increase the authorized number of shares of common stock by at least 20 million shares.

         Upon  the  occurrence  of  the  aforementioned   condition   precedent,
MONTEROSSO shall have thirty (30) calendar days to exercise the option.

         NONA grants to MONTEROSSO and/or his assigns an option as hereinafter described. The option consists of the right to purchase up to 250,000 shares of Series B Preferred Stock of NuOasis Gaming for $13.00 per share, with a minimum purchase of 110,000 Shares on terms and conditions substantially similar to those set forth in Exhibit 1 attached hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

NONA MORELLI'S II, INC.                      JOE MONTEROSSO


/s/  Fred G. Luke                            /s/  Joe Monterosso
---------------------------                  ----------------------------------
     Fred G. Luke, CEO                            Joe Monterosso, an individual


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              EXHIBIT 1 to OPTION AGREEMENT DATED JUNE 13, 1996

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is entered into this day of ________, 1996, by and between NONA MORELLI'S II, INC., a Colorado corporation ("NONA"), and JOE MONTEROSSO or his assigns ("MONTEROSSO") on the basis of the following recitals.

         WHEREAS, NuOasis Gaming, Inc., a Delaware corporation ("NGI") has issued 250,000 Series B Preferred Shares to NONA.

         WHEREAS, NONA desires to sell, assign and transfer to MONTEROSSO up to 250,000 shares of Series B Preferred Stock of NuOasis Gaming for $13.00 per share, with a minimum purchase of 110,000 (the "NGI Shares"), and MONTEROSSO desires to purchase the NGI Shares for Three Million Three Hundred Thousand Dollars ($3,300,000) upon and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NONA and MONTEROSSO agree as follows:

1.       Sale of NGI Shares.

         Upon and subject to all the terms and conditions of this Agreement, at the Closing NONA shall assign and transfer the NGI Shares to
         MONTEROSSO, and as full consideration therefor MONTEROSSO shall pay NONA in certified funds Three Million Three Hundred Thousand Dollars ($3,300,000) or $13.00 per share with a minimum purchase of 110,000 Shares.

2.       Effective Date and Closing; Delivery of NGI Shares.

          A. Date and Place. The closing of this Agreement and transfer of the NGI Shares (the "Closing") shall occur at the office of NONA at such time or date as the parties hereafter may mutually agree. The time and date of the Closing are herein called the "Closing Date".

          B. Payment. At the Closing, MONTEROSSO shall deliver to NONA in certified funds $3,300,000 or $13.00 per share with a minimum purchase of 110,000 Shares.

          C. Delivery of MONTEROSSO Shares. NONA shall deliver to MONTEROSSO a stock certificate or certificates registered in the name of MONTEROSSO the NGI Shares, and MONTEROSSO shall deliver to NONA and NGI written confirmation, in form reasonably satisfactory to NONA and NGI, of its investment intent with regard to such shares, and such other or further documentation as NONA and NGI then may reasonably require in order to comply with then-applicable federal and state securities laws or applicable stock exchange requirements. The number, type and kind of the NGI Shares delivered to MONTEROSSO, in each case, shall be adjusted to reflect all stock splits, stock dividends, reverse stock splits, reclassifications, mergers and similar capital changes that shall have occurred in the outstanding Series B Preferred Stock of NGI prior to the Closing; provided, however, that neither the foregoing provision, nor any other provision of this Agreement, shall be construed to confer on MONTEROSSO any of the rights, powers or benefits of ownership of shares of NGI (including without limitation cash dividends, voting rights, or stock purchase rights) as to any NGI Shares that shall not actually have been issued and delivered to MONTEROSSO pursuant to this Section 2C.

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          D.   Delivery of Other  Documents.  At the Closing,  each party hereto
               shall   deliver  to  the  other  party  such  other  and  further
               documents, instruments and information as are herein required to be delivered at the Closing by such party or as are customarily delivered at the closing of a transaction of the type provided for in this Agreement.

               From time to time after the Closing, upon the reasonable request of either party, the other party will deliver such other and further instruments and documents as may be necessary to more fully vest in the requesting party the consideration provided for in this Agreement or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.

3.       Representations and Warranties of NONA.

         NONA hereby covenants with and represents and warrants to MONTEROSSO that:

          A. The NGI Shares. The NGI Shares are and will be as of the Closing Date, owned, of record and beneficially, by MONTEROSSO free and clear of liens, claims and encumbrances, and NONA has all necessary right and power to enter into and perform this Agreement and to assign and sell the NGI Shares to MONTEROSSO as provided herein. Any necessary shareholder approval of NONA's shareholders will be obtained prior to Closing.

          B. Authority. NONA has the full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The Board of Directors of NONA have duly authorized the execution, delivery, and performance of this Agreement. Upon execution this Agreement constitutes the valid, binding and enforceable obligation of NONA.

          C. Status of NGI NGI is duly organized, validly existing, and in good standing under the laws of Delaware.

          D. No Conflict with Other Instrument. Except as disclosed herein the execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment to which NONA is a party.

          E. Full Disclosure. The information concerning NGI set forth herein and in the NGI Disclosure Documents, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact require to make the statements made, in light of the circumstances under which they were made, not misleading.

          F. Financial Statements. Financial statements of NGI for the year ending September 30, 1995 ("NGI Financials"), have been or will be delivered to MONTEROSSO prior to the Closing Date. To the best knowledge of NONA, except as set forth in the NGI Financials, there are no liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the ordinary and usual course of business, which would constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of NGI as reflected in such financial statements.


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          G.   Capitalization  of NGI. The  capitalization  of NGI is, as of the date hereof, comprised of 30,000,000 shares of authorized common stock, $.01 par value, of which 30,000,000 shares are issued and outstanding and 1,000,000 shares of authorized preferred stock of which 170,000 shares of 14% Preferred Stock are issued and outstanding and 250,000 shares of Series B Convertible Preferred Stock are issued and outstanding.

          H. Compliance with Laws, Rules and Regulations. NONA represents and warrants that it is in compliance with all applicable federal laws, rules and regulations; and all applicable state laws, rules and regulations relating to its ownership of NGI except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets, or condition of NONA and its subsidiaries or except to the extent that non-compliance would not result in the incurring of any material liability for NONA.

          I. Conduct of Business. Since September 30, 1995, except as disclosed in the NGI Disclosure Documents, NGI has not (i) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the NGI Financials and current liabilities incurred since the date of the NGI Financials, in each case in the usual or ordinary course of business, (ii) mortgaged, pledged or subjected to lien any of their tangible or intangible assets (other than purchase money liens incurred in the ordinary course of business for such assets not yet paid for), (iii) sold, transferred or leased any of their assets except in the usual and ordinary course of business, (iv) canceled or compromised any material debt or claim, or waived or released any right of material value, (v) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially adversely affecting its properties, business or prospects, (vi) entered into any transaction other than in the usual and ordinary course of business, except as contemplated by this Agreement, (vii) encountered any labor difficulties or labor union organizing activities, (viii) made or agreed to any wage or salary increase or entered into any employment agreement, (ix) issued or sold any securities or granted any options with respect thereto, except as disclosed pursuant to this Agreement, (x) amended its Articles of Incorporation, (xi) agreed to declare or pay any distributions with respect to their outstanding capital stock, or (xii) suffered or experienced any change in, or condition affecting, the condition (financial or otherwise) of their properties, assets, liabilities, business, operations or prospects, other than changes, events or conditions in the ordinary course of their business none of which has (individually or in the aggregate) been materially adverse, except as disclosed in the NGI Financials.

          J. Litigation. To the best knowledge and belief of NONA, except as disclosed in the NGI Disclosure Documents, there is neither pending nor threatened, any action, suit or arbitration to which NGI's property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or properties, assets, business or operations of NGI, or create any material liability on the part of NGI or conflict with this Agreement or any action taken or to be taken in connection herewith.

          K. Contracts. Except as disclosed in the NGI Disclosure Documents, there are no contracts, actual or contingent obligations, agreements, franchises, license agreements, or other commitments to which NGI is a party or by which it or any of its properties or assets are bound which are material to the business, financial condition, or its results of operation.

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               For  purposes  of the  preceding  sentence,  the term  "material"
               refers to any obligation or liability which by their terms calls for aggregate payments of more than $10,000.

          L. Material Contract Breaches; Defaults. To the best of NONA's knowledge and belief, NGI has not materially breached, nor have they any knowledge of any pending or threatened claims or any legal basis for a claim that NGI has materially breached, any of the terms or conditions of any agreements, contracts, or commitments to which they are a party or is bound and which are material to the business, financial condition, or results of operations of NGI, taken as a whole. To the best of NONA's knowledge and belief, NGI is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of NGI, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which MONTEROSSO has not taken adequate steps to prevent such a default from occurring.

          M. Investments. NGI has provided, or will provide, prior to Closing, a complete and accurate description of the NGI assets, including but not limited to a list of all investments of NGI, which accurately sets forth the nature of NGI's interest or ownership in each investment and, if applicable, the jurisdictions in which the respective investments have been incorporated, organized, and currently doing business. Except for the entities identified on the list to be provided to MONTEROSSO, there is no corporation, limited partnership, limited partnership, joint venture, association, trust, or other entity or organization which NGI directly or indirectly controls or in which NGI directly or indirectly owns any equity interest or any other interest.

          N. Corporate Records. Copies of all corporate books and records, including but not limited to stock transfer ledgers, and any other documents and records of NGI will be provided at Closing. All such records and documents are complete, true, and correct.

          O. Brokers. NONA has not agreed to pay any brokerage fees, finder's fees, or other fees or commissions with respect to the transactions contemplated in this Agreement. To the best of NONA's knowledge, no person or entity is entitled, or intends to claim that they are entitled, to receive any such fees or commissions in connection with such transactions. NONA further agrees to indemnify and hold harmless MONTEROSSO against liability to any broker claiming to act on behalf of NONA.

          P.   Date   of   Representations   and   Warranties.   Each   of   the
               representations and warranties of NONA set forth in this Agreement are true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

4.       Representations and Warranties of MONTEROSSO

         MONTEROSSO hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

          A. Organization and Authority. MONTEROSSO is an individual with the full power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

          B. Qualification. As of the Closing Date, MONTEROSSO will be fully qualified to complete this transaction.

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          C.   No Conflict.  The execution of this Agreement will not violate or
               breach  any  document,   instrument,   agreement,   contract,  or
               commitment material to the business of MONTEROSSO or to which MONTEROSSO is a party, and has been duly authorized by all appropriate and necessary action.

          D. Full Disclosure. The information concerning MONTEROSSO set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

          E. Ability to Carry Out Agreement. To the best of MONTEROSSO's knowledge and belief, the execution and performance of this
               Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which MONTEROSSO is a party or to which MONTEROSSO is subject. Other than such violations, breaches, or defaults which, individually or in the aggregate, will not have a material adverse effect on the enforceability or validity of this Agreement or on the transactions contemplated under this Agreement. No consents of any persons under any contract or agreement required to be disclosed or disclosed pursuant to this Agreement are required for the execution, delivery, and performance by MONTEROSSO of this Agreement.

          F. Brokers. MONTEROSSO has not agreed to pay any brokerage fees, finder's fees, or other fees or commissions with respect to the transactions contemplated in this Agreement. To the best of MONTEROSSO's knowledge, no person or entity is entitled, or intends to claim that they are entitled, to receive any such fees or commissions in connection with such transactions. MONTEROSSO further agrees to indemnify and hold harmless NONA against liability to any broker claiming to act on behalf of MONTEROSSO.

          G. Approvals. Except as otherwise provided in this Agreement, to MONTEROSSO's best knowledge and belief no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by MONTEROSSO in connection with the execution, delivery, or performance of this Agreement.

          H. Date of Representations and Warranties. Each of the representations and warranties of MONTEROSSO set forth in this Agreement is true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

5.       Damages and Limit of Liability of NONA

         NONA shall be liable to MONTEROSSO for any material breach of the representations, warranties, and covenants contained herein which results in a failure to perform any obligations under this Agreement, but only to the extent of the expenses incurred by MONTEROSSO in connection with such breach or failure to perform Agreement.

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6.       Termination

         This Agreement may be terminated at any time prior to the Closing Date:

         A.       By MONTEROSSO or NONA:

               (1) If there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

               (2) If the Closing shall not have occurred prior to June 15, 1996 or such later date as shall have been approved by parties hereto, other than for reasons set forth herein.

          B. By MONTEROSSO. If NONA shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of NONA contained herein shall be inaccurate in any material respect.

               In the event this Agreement is terminated pursuant to this paragraph, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder and each party shall bear its own costs in connection with the negotiation, preparation, and execution of this Agreement and any due diligence conducted pursuant to this Agreement.

7.       Private Transaction

         MONTEROSSO understands that the NGI Shares have not been registered under the Act and the transfer of such shares hereunder is made pursuant to an exemption from registration pursuant to Regulation D and
         Section 4(2) of the Act, and NONA's reliance on such exemption is predicted in part on the representations set forth herein and in the Investment Letter attached hereto as Exhibit "A" ("Investment Letter").

8.       Access to Information

         MONTEROSSO and NONA represent that, by virtue of their respective economic bargaining power or otherwise, they have had access to or has been furnished with, prior to or concurrently with the execution hereof, the same kind of information that would be available in a registration statement under the Act should registration of the NGI Shares been necessary, and that they have had the opportunity to ask questions of and receive answers from the other party, or any party acting on their behalf, concerning the business of MONTEROSSO and that they have had the opportunity to obtain any additional information, to the extent that MONTEROSSO and NGI possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by NGI or NONA.

9.       Indemnification by NONA

         As provided herein, NONA shall indemnify and hold harmless MONTEROSSO for two (2) years following the date of Closing under this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses resulting from any misrepresentations, breach of covenant or warranty, or from any misrepresenta tion contained in any certificate furnished to MONTEROSSO hereunder.

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10.      Indemnification by MONTEROSSO

         As provided herein, MONTEROSSO shall indemnify and hold harmless NONA for two (2) years following the date of Closing under this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses resulting from any misrepresentations, breach of covenant or warranty, or from any misrepresenta tion contained in any certificate furnished to NONA hereunder.

11.      Additional Covenants

         Between the date hereof and the Closing Date, except with the prior written consent of MONTEROSSO, NONA shall cause NGI to:

          A. Conduct Business as Usual: NGI shall conduct its business only in the usual and ordinary course and the character of such business shall not be changed nor any different business be undertaken without the written consent of MONTEROSSO.

          B. NGI to Maintain Current Capital Structure: Except for shares previously authorized by NGI's Board of Directors to be issued, no change shall be made in the authorized or issued capital stock of NGI without the written consent of MONTEROSSO.

          C. Avoid Special Settlements: Without MONTEROSSO's consent NGI shall not discharge or satisfy any lien or encumbrance or obligation or liability, other than current liabilities shown on the financial statements contained in the MONTEROSSO Disclosure Documents, and current liabilities incurred since that date in the ordinary course of business.

          D.   Avoid   Distributions:   NGI  shall  not  make  any   payment  or
               distribution to its stockholders or purchase for cash or redeem any of its shares of capital stock.

          E. Avoid Encumbrance or Cancellation of Debt: NGI shall not mortgage, pledge, or subject to lien or encumbrance any of its assets, tangible or intangible not in the ordinary course of business. NGI shall not cancel any debts or claims or waive any rights not in the ordinary course of business.

          F. Provide Additional Information: NGI and the officers of NGI will agree that after the Closing, they will continue to furnish MONTEROSSO with such additional documentation and information regarding NGI as is reasonably requested.

12.      Documents at Closing

         At the Closing the following transactions shall occur, all of such shall transactions being deemed to occur simultaneously:

          A. Action by NONA. NONA will deliver, or cause the following to be delivered to MONTEROSSO:

               (1) Stock certificate(s) for the NGI Shares to be issued to MONTEROSSO pursuant to this Agreement together with such good and sufficient stock powers, and other good and sufficient instruments of sale, conveyance, transfer, and assignment, in form and substance satisfactory to MONTEROSSO's counsel, as shall be required or as may be appropriate in order to effectively vest in MONTEROSSO good, indefeasible, and marketable title to the NGI Shares free and clear of all liens and encumbrances of every nature;


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               (2)  A  certificate  executed  by the NONA to the effect that all representations and warranties made by NONA under this Agreement are true and correct as of the Closing, the same as though originally given to MONTEROSSO on said date; (3) A certificate dated at or about the date of the Closing to the effect that NGI is in good standing under the laws of Delaware;

               (3) Such other instruments, documents, and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which may be reasonably requested by MONTEROSSO in furtherance of the intent of this Agreement.

          B. Action by MONTEROSSO. MONTEROSSO will deliver or cause to be delivered to NONA:

               (1) A certified check in the sum of $3,000,000 made payable to NONA;

               (2) A certificate of MONTEROSSO to the effect that all representations and warran ties of MONTEROSSO made under this Agreement are reaffirmed on the Closing Date, the same as though originally given to NONA on said date;

               (3) Such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement, or otherwise reasonably requested by NONA.

13.      Miscellaneous

          A. Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the NGI Shares transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          B. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          C. Costs and Expenses. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring the same.

          D. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the parties hereto, or their designees, as follows:


               To NONA:       Nona Morelli's II, Inc.
                              2 Park Plaza, Suite 470
                              Irvine, California 92714
                              Telephone: (714) 833-5381
                              Telefax: (714) 833-7854

               To MONTEROSSO: Joe Monterosso
                              c/o Nationa Pools Corporation
                              550 15th Street
                              San Francisco, CA 94103
                              Telephone:        (415) 575-0222
                              Telefax:          (415) 861-4177

          E. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          F. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          G. Governing Law. This Agreement was negotiated and is being contracted for in the State of California, and shall be governed by the laws of the State of California, notwith standing any conflict-of-law provision to the contrary.

          H. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

          I. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

          J. Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

          K. Facsimile Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

          L. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                   "MONTEROSSO"
                                   Joe Monterosso



                                   By:-----------------------------------------
                                      Name:  Joe Monterosso


                                   "NONA"
                                   NONA MORELLI'S II, INC.



                                   By:-----------------------------------------
                                      Name:  Fred G. Luke
                                      Title: Chief Executive Officer

                                   EXHIBIT "A"

                                     to the
                            Stock Purchase Agreement
                              Dated -----, 1996

                                INVESTMENT LETTER



The Undersigned hereby represents to Nona Morelli's II, Inc. ("NONA "), that:

(1) The shares of Series B Preferred Stock of NuOasis Gaming, Inc. ("NGI") (the "Securities"), which are being acquired by the Undersigned, are being acquired for the Undersigned's own account and for investment and not with a view to the public resale or distribution thereof;

(2) The Undersigned will not sell, transfer or otherwise dispose of the Securities except in compliance with the Securities Act of 1933, as amended (the "Act"), and are being transferred in reliance on exemptions, including but not limited to Section 4(2) of the Act;

(3) The Undersigned acknowledges that the Undersigned has been furnished with disclosure documents which the undersigned feels necessary to make an economic decision to acquire the Securities;

(4) The Undersigned further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of NONA and NGI concerning the terms and conditions pursuant to which the Securities are being purchased. The Undersigned has been afforded an opportunity to examine such documents and other information which it has requested for the purpose of verifying the financial stability of NGI;

(5) The Undersigned is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. If Rule 144 is available to the Undersigned, the Undersigned may make only routine sales of the Securities in limited amounts, in accordance with the terms and conditions of that Rule;

(6) By reason of the Undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the Undersigned is capable of evaluating the merits and bearing the economic risks of an investment in the Securities and fully understands the speculative nature of the Securities and the possibility of such loss;

(7) The present financial condition of the Undersigned is such that it is under no present or contemplated future need to dispose of any portion of the Securities to satisfy an existing or contemplated undertaking, need or indebtedness.

                                   Very truly yours,




                                   By:-----------------------------------------
                                      Name: Joe Monterosso